UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2009

SAVE THE WORLD AIR, INC.

(Exact name of registrant as specified in charter)

Nevada (State or other jurisdiction of incorporation)	0-29185 (Commission File Number)	52-2088326 (IRS Employer Identification No.)

235 Tennant Avenue
 Morgan Hill, California 95037
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 778-0101

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 (Other Events)

1.           Compliance with Temple University Agreement

On January 27, 2009, the Company made the first payment of $100,000 to Temple University as required under the Letter Agreement executed on January 9, 2009 which provided for a payment schedule to cure the Company’s breaches of licensing agreements with Temple University, as previously reported in the Company’s Form 8K, dated and filed on January 13, 2009.

2.           Shareholder Meeting

The Company’s Board of Directors has approved a resolution setting the Company’s annual Shareholder Meeting in Los Angeles on April 30, 2009.  The time and location will be provided to shareholders in the Company’s forthcoming Proxy Statement.  March 2, 2009 has been set as the Record Date for the meeting.

3.           Management Changes

Effective January 30, 2009, Cecil Bond Kyte has been appointed Chief Executive Officer of the Company, replacing Charles R. Blum.  Mr. Blum will continue to serve as President of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 28, 2009	SAVE THE WORLD AIR, INC.
	By:	/s/ Charles R. Blum
Charles R. Blum
President and Chief Executive Officer